KELLEY DRYE & WARREN LLP
                               Two Stamford Plaza
                              281 Tresser Boulevard
                        Stamford, Connecticut 06901-3229
                                 (203) 324-1400




                                  March 9, 2001

FEDERAL EXPRESS

Ms. Kristen Volz
First Investors Management Company, Inc.
95 Wall Street
New York, New York 10005-4297

    Re:   First Investors Multi-State Insured Tax Free Fund - Connecticut Series
          ----------------------------------------------------------------------

Dear Ms. Volz:

      Enclosed are: (1) a revised SAI disclosure for Risk Factors for the Connecticut Series; (ii) a revised Prospectus disclosure dealing with Connecticut income taxes; (iii) a computer disc containing the disclosures; and
(iv) an updated tax opinion. It is intended that these documents will be used in connection with your preparation of Post-Effective Amendment No. 26 to the Fund's Registration Statement.

      We consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 26 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related Prospectus.

      Should you have any questions, please call me.

                                Very truly yours,

                                /s/ Richard S. Chargar


Enclosures